                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-41752, 33-43045, 33-50654, 33-58892, 33-96320, 333-41393, 333-41401,
333-41403, 333-80571 and 333-80559 of Progress Software Corporation and its subsidiaries, all on Form S-8, of our report dated December 19, 2000, incorporated by reference in this Annual Report on Form 10-K of Progress Software Corporation and its subsidiaries for the year ended November 30, 2000.

/s/ DELOITTE & TOUCHE LLP
---------------------------------
Boston, Massachusetts
February 26, 2001